Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Surf Air Mobility Inc. of our report dated March 12, 2026 relating to the financial statements which appears in Surf Air Mobility Inc.'s Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

April 30, 2026